UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 17, 2013

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 17, 2013, Grandparents.com, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with an accredited investor (the “Investor”) pursuant to which the Company sold, in a private transaction, an aggregate of 500,000 shares of the Company’s common stock (the “Shares”) and a warrant (the “Warrant”) to purchase an aggregate of 125,000 shares of the Company’s common stock for aggregate gross proceeds to the Company of $125,000. The Warrant is exercisable for a period of five years at an exercise price of $0.25 per share, subject to customary adjustments. The Investor is also entitled to certain “piggyback registration” rights with respect to the Shares and the shares issuable upon exercise of the Warrant. The Purchase Agreement also contains customary representations and warranties of the Company and Investor and other customary provisions.

The foregoing descriptions of the Purchase Agreement and Warrant do not purport to be complete and are qualified in their entireties by reference to the form of Purchase Agreement and form of Warrant filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K (this “Report”).

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures contained in Item 1.01 of this Report regarding the Purchase Agreement, Shares and Warrant are incorporated herein by reference in response to this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Warrant

[NOTE: For Exhibits 10.1 and 10.2, please use Exhibits 10.1 and 10.2, respectively, to the 8-K filed on 5/3/2013 (dated 4/26/2013)]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2013	GRANDPARENTS.COM, INC.

	By:	/s/ Steve Leber
Steve Leber
Chairman/Co-Chief Executive Officer